Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX REVIEWS THE INTERNATIONAL LIVER CONGRESS 2011 OF THE

EUROPEAN ASSOCIATION FOR THE STUDY OF THE LIVER

Open-Label Maintenance Trial Data Demonstrated Long-Term Efficacy and Survival in Patients

Treated with Rifaximin for the Maintenance of Remission From Overt Hepatic Encephalopathy

RALEIGH, NC, April 4, 2011 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that The International Liver Congress™ 2011 of the European Association for the Study of the Liver (EASL) served as the venue for a presentation describing the investigation of rifaximin, the Company’s gut-selective antibiotic. EASL was held in Berlin, Germany March 30 – April 3.

Long-Term Efficacy and Survival in Patients Treated with the Gut-Selective Antibiotic Rifaximin (550 mg BID) for the Maintenance of Remission from Overt Hepatic Encephalopathy

Oral Presentation, April 2, 2011, 4:15 p.m., Room: Hall 15.2

In an oral presentation, Dr. Kevin Mullen and colleagues presented an update from the data of an open label maintenance trial (OLM) in 128 new patients and 152 rollover patients (70 rifaximin-treated and 82 placebo-treated) from the pivotal Phase 3, multinational, randomized, double-blind, placebo-controlled trial (RCT) of 299 patients with a history of hepatic encephalopathy (HE). Breakthrough HE was defined as an increase to Conn Score (CS) of 2 or greater or CS and asterixis grade increase of 1 each if baseline CS equals 0. Three cohorts comprised the OLM: 1) 128 patients newly exposed to rifaximin (representing 342 Patient Exposure Years [PEY]), 2) 82 placebo-treated patients who crossed over from the RCT (representing 134 PEY), and 3) 70 rifaximin-treated patients who rolled over from the RCT (representing 147 PEY). Placebo patients in the RCT represented 46 PEY. The corresponding rates of HE recurrence for each cohort were significantly lower in the rifaximin treated patients (0.2 to 0.4 events/ PEY) versus placebo patients in RCT (1.6 events/PEY), p<0.0001. Additionally, for all patients treated with rifaximin long term (510 PEY), HE-caused hospitalization rates and All-cause hospitalization rates were significantly lower compared to the hospitalization rates for patients treated with placebo in the RCT (p<0.0001). The event rates were 0.2 rifaximin versus 0.7 placebo (events/PEY); and 0.5 rifaximin versus 1.3 placebo (events/PEY) for the HE-caused and All-cause hospitalizations, respectively. Over the long term, treatment with rifaximin did not adversely affect mortality (38% reduction in risk; p=0.1480) when compared to the historical placebo event rate from the RCT.

About XIFAXAN® (rifaximin)

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both gram-positive and gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg is approved in over 30 countries worldwide. Alfa Wassermann S.p.A. in Bologna, Italy has marketed rifaximin in Italy under the trade name Normix® for over 30 years. Salix acquired rights to market rifaximin in North America from Alfa Wassermann.

Important Safety Information

XIFAXAN 550 mg tablets are indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients > 18 years of age. In the trials of XIFAXAN 550 mg tablets for HE, 91 percent of the patients were using lactulose concomitantly. XIFAXAN 550 mg tablets have not been studied in patients with MELD scores > 25, and only 8.6 percent of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN 550 mg tablets to patients with severe hepatic impairment (Child–Pugh C).

XIFAXAN 550 mg tablets are contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN 550 mg tablets. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

Clostridium difficile–associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN 550 mg tablets, and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in >8 percent of patients in the clinical study were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent), fatigue (12 percent), ascites (11 percent), muscle spasms (9 percent), pruritus (9 percent), and abdominal pain (9 percent).

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) SI, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam, RELISTOR®, Lumacan™ and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site is not incorporated in our SEC filings.

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Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; generic and other competition; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; revenue recognition and other critical accounting policies; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.